Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$774,459
Unrealized Gain (Loss) on Market Value of Futures	(6,431,405)
Dividend Income	29,490
Interest Income	53,649
ETF Transaction Fees	350
Total Income (Loss)	$(5,573,457)

Expenses
General Partner Management Fees	$21,317
Professional Fees	3,821
Brokerage Commissions	3,333
Non-interested Directors' Fees and Expenses	433
Prepaid Insurance Expense	229
NYMEX License Fee	533
Total Expenses	29,666
Expense Waiver	(3,020)
Net Expenses	$26,646
Net Income (Loss)	$(5,600,103)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/19	$44,266,974
Withdrawals (50,000 Shares)	(1,558,601)
Net Income (Loss)	(5,600,103)

Net Asset Value End of Month	$37,108,270
Net Asset Value Per Share (1,300,000 Shares)	$28.54

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596